CERTIFICATION OF CHIEF FINANCIAL OFFICER
AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Quarterly Report of Medarts Medical System, Inc. (the “Company”) on Form 10-QSB for the period ending July 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Zhou Peiyu, Chief Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Quarterly Report on Form 10-QSB for the period ending July 30, 2006 , fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Quarterly Report on Form 10-QSB for the period ending July 30, 2006 , fairly presents, in all material respects, the financial condition and results of operations of Medarts Medical System, Inc.

Dated: November 13, 2006

/s/ Zhou Peiyu
Zhou Peiyu
Chief Financial Officer